Exhibit 99.1
News Release
FIS Reports Second Quarter Results

•	Revenue of $1.46 billion, up 3.1%; organic growth of 5.1%

•	Margin expansion of 120 basis points

•	EPS from continuing operations of $0.66, as adjusted, up 22.2%

•	Updates full year outlook for EPS from continuing operations to $2.45 to $2.55, as adjusted

JACKSONVILLE, Fla., July 17, 2012 - FIS™ (NYSE:FIS), the world's largest provider of banking and payments technology, today reported financial results for the quarter ended June 30, 2012.

GAAP Results

Revenue from continuing operations increased 3.1% to $1.46 billion in the second quarter of 2012, compared to $1.41 billion in the second quarter of 2011. GAAP net earnings from continuing operations attributable to common stockholders totaled $155.8 million, or $0.52 per diluted share, in the second quarter of 2012, compared to $126.6 million, or $0.41 per diluted share, in the prior year quarter.

Non-GAAP Results

Organic revenue growth, which adjusts for the impact of acquisitions and foreign currency, was 5.1%. EBITDA increased 7.7% to $437.8 million in the second quarter of 2012, compared to $406.5 million in the second quarter of 2011. EBITDA margin increased 120 basis points to 30.0% compared to the second quarter of 2011.

Net earnings from continuing operations, as adjusted, totaled $198.1 million, or $0.66 per diluted share, compared to $167.7 million, or $0.54 per diluted share, in the second quarter of 2011. Free cash flow, which included a $28 million payment to the Brazil joint venture partner, totaled $178.2 million compared to $185.0 million in the prior year quarter. Definitions of non-GAAP financial measures and reconciliations of non-GAAP measures to related GAAP measures are provided in subsequent sections of the press release narrative and supplemental schedules.

“We are very pleased with the continued organic growth, margin expansion and double-digit increase in earnings per share,” stated Frank Martire, chairman and chief executive officer of FIS. As always, we are focused on serving our clients, executing our business strategy and increasing value to our shareholders.”

Segment Information

The following is a discussion of second quarter results by segment:

•	Financial Solutions:

Second quarter 2012 Financial Solutions revenue increased 9.1% to $563.4 million compared to $516.5 million in the 2011 quarter and increased 7.8% on an organic basis, driven by growth in processing revenue, global commercial services, professional services and consulting revenues. Financial Solutions EBITDA increased 3.2% to $215.0 million compared to $208.3 million in the second quarter of 2011. The EBITDA margin was 38.2% compared to 40.3% in the prior year quarter. The decline was driven primarily by a change in revenue mix and higher costs associated with ongoing enhancements to information security.

•	Payment Solutions:

Second quarter 2012 Payment Solutions revenue increased 0.4% to $606.1 million compared to $603.6 million in the 2011 quarter, driven by growth in electronic transactions, which was partially offset by declining check volumes. Payment Solutions revenue increased 2.7%, excluding the check related businesses, which totaled $108.9 million and $119.6 million in the second quarters of 2012 and 2011, respectively. Payment Solutions EBITDA increased 8.6% to $249.6 million compared to $229.9 million in the 2011 quarter. The EBITDA margin increased 310 basis points to 41.2% compared to the prior year quarter, reflecting continued transaction growth and an ongoing focus on cost management.

•	International Solutions:

International Solutions revenue decreased 1.9% to $287.3 million compared to $293.0 million in the 2011 quarter and increased 10.0% on an organic basis driven by growth across all major regions, including Europe. International Solutions EBITDA increased 3.4% to $63.3 million compared to $61.2 million in the second quarter of 2011, and the EBITDA margin increased 110 basis points to 22.0% compared to the prior year quarter.

•	Corporate/Other:

Corporate expense, as adjusted, totaled $90.1 million in the second quarter 2012, compared to $92.9 million in the prior year quarter.

Net interest expense totaled $56.6 million in the second quarter of 2012 compared to $65.8 million in the 2011 quarter. The decrease was due primarily to lower borrowing costs.

The effective tax rate declined to 29% in the second quarter of 2012 compared to 32% in the second quarter of 2011 and 34% in the first quarter of 2012. The decrease in the effective tax rate is attributable to a favorable resolution in the second quarter of 2012 of certain tax positions taken by the company. FIS anticipates an effective tax rate of approximately 33% for full year 2012.

Balance Sheet and Cash Flow

Cash and cash equivalents totaled $533.8 million as of June 30, 2012. Debt outstanding totaled approximately $4.9 billion as of June 30, 2012.

Net cash provided by operating activities totaled $258.8 million in the second quarter of 2012 compared to $263.3 million in the second quarter of 2011. The decrease was due primarily to a payment of approximately $28 million to our Brazil joint venture partner. Capital expenditures totaled $90.6 million in the second quarter of 2012, compared to $68.0 million in capital expenditures in the prior year quarter. The increase was primarily related to additional investments in information security. Free cash flow, excluding settlement activity related to the payments businesses, totaled $178.2 million in the second quarter of 2012 compared to $185.0 million in the 2011 quarter.

FIS repurchased approximately 1.5 million shares during the quarter at a total cost of approximately $50 million. Approximately $950 million remains under the existing authorization.

Sale of Healthcare Benefit Solutions Business

On June 25, 2012, FIS announced that it had reached a definitive agreement to sell its Healthcare Benefit Solutions business. The transaction is expected to be completed during the third quarter of 2012.

In accordance with generally accepted accounting principles, the Healthcare Benefit Solutions business is classified as a discontinued operation for all periods presented. The related reclassification reduced adjusted earnings per share from continuing operations by approximately $0.02 in the second quarter of 2012.

The Company expects to receive after-tax proceeds of approximately $220 million in conjunction with the transaction. Depending on reinvestment of the net proceeds, FIS expects the sale to reduce full year 2012 earnings from continuing operations by up to $0.07 per share, and expects no material impact to adjusted earnings per share in 2013.

In addition, FIS anticipates that it will incur an after-tax GAAP loss of approximately $55 million, or $0.19 per share, upon completion of the sale in the third quarter.

2012 Outlook

The Company updated its full year 2012 outlook for earnings from continuing operations to $2.45 to $2.55 per share, as adjusted, which represents approximately 10% to 15% growth in comparable earnings per share of $2.22 from continuing operations, as adjusted, in 2011.   The change to the Company's previous 2012 guidance of $2.47 to $2.57 per share from continuing operations, as adjusted, reflects a $0.07 per share reduction related to the reclassification of the Healthcare Benefit Solutions business as a discontinued operation and a $0.05 per share benefit related to the lower anticipated effective tax rate.  FIS reiterated its previous outlook for organic revenue growth, EBITDA growth and margin expansion for full year 2012 as follows:

•	Organic revenue growth of 3% to 5%

•	EBITDA growth of 5% to 7%, as adjusted

•	Margin expansion of 40 to 80 basis points, as adjusted

Use of Non-GAAP Financial Information

Generally Accepted Accounting Principles (GAAP) is the term used to refer to the standard framework of guidelines for financial accounting. GAAP includes the standards, conventions, and rules accountants follow in recording and summarizing transactions and in the preparation of financial statements. In addition to reporting financial results in accordance with GAAP, the Company has provided non-GAAP financial measures, which it believes are useful to help investors better understand its financial performance, competitive position and prospects for the future. These non-GAAP measures include organic revenue, adjusted earnings before interest, taxes and depreciation and amortization (EBITDA), adjusted net earnings and free cash flow. Organic revenue includes reported revenue plus pre-acquisition revenue for companies acquired during the applicable reporting periods. Organic revenue excludes the impact of foreign currency fluctuation in 2012. Adjusted EBITDA (2012 comparative data) excludes accelerated vesting of certain stock options and restricted stock grants and costs related to a non-compete and change in role payment. Adjusted net earnings (2012 comparative data) exclude the after-tax impact of acquisition related amortization, debt refinancing costs, accelerated vesting of certain stock options and restricted stock grants and for a non-compete and change in role payment and the anticipated loss related to the sale of the company's healthcare business. Adjusted net earnings (2011 comparative data) exclude the after-tax impact of acquisition related amortization. Free cash flow is GAAP operating cash flow less capital expenditures and excludes the net change in settlement assets and obligations.

Any non-GAAP measures should be considered in context with the GAAP financial presentation and should not be considered in isolation or as a substitute for GAAP net earnings. Further, FIS' non-GAAP measures may be calculated differently from similarly titled measures of other companies. Reconciliations of these non-GAAP measures to related GAAP measures are provided in the attached schedules and in the Investor Relations section of the FIS Web site, www.fisglobal.com.

Conference Call and Webcast

FIS will host a call with investors and analysts to discuss second quarter 2012 results on Tuesday, July 17, 2012 beginning at 5:00 p.m. Eastern daylight time. To register for the live event and to access a supplemental slide presentation, go to the Investor Relations section at www.fisglobal.com and click on “News and Events.” A webcast replay will be available on FIS' Investor Relations website, and a telephone replay will be available through July 31, 2012, by dialing 800-475-6701 (USA) or 320-365-3844 (International). The access code will be 251811. To access a PDF version of this release and accompanying financial tables, go to http://www.investor.fisglobal.com.

About FIS

FIS (NYSE: FIS) is the world's largest global provider dedicated to banking and payments technologies. With a long history deeply rooted in the financial services sector, FIS serves more than 14,000 institutions in over 100 countries. Headquartered in Jacksonville, Fla., FIS employs more than 32,000 people worldwide and holds leadership positions in payment processing and banking solutions, providing software, services and outsourcing of the technology that drives financial institutions. First in financial technology, FIS tops the annual FinTech 100 list, is 425 on the Fortune 500 and is a member of Standard & Poor's 500® Index. For more information about FIS, visit www.fisglobal.com.

Forward-Looking Statements

This news release and today's conference call contain “forward-looking statements” within the meaning of the U.S. federal securities laws. Statements that are not historical facts, including statements about revenue, organic revenue, earnings before interest, taxes, depreciation and amortization (“EBITDA”), earnings per share and margin expansion, as well as other statements about our expectations, hopes, intentions, or strategies regarding the future, are forward-looking statements. These statements relate to future events and our future results, and involve a number of risks and uncertainties. Forward-looking statements are based on management's beliefs, as well as assumptions made by, and information currently available to, management. Any statements that refer to beliefs, expectations, projections or other characterizations of future events or circumstances and other statements that are not historical facts are forward-looking statements.

Actual results, performance or achievement could differ materially from those contained in these forward-looking statements. The risks and uncertainties that forward-looking statements are subject to include without limitation:

•
changes and conditions in general economic, business and political conditions, including the possibility of intensified international hostilities, acts of terrorism, and changes and conditions in either or both the United States and international lending, capital and financial markets;

•	the effect of legislative initiatives or proposals, statutory changes, governmental or other applicable regulations and/or changes in industry requirements, including privacy regulations;

•	the adequacy of our cash flow and earnings and other conditions which may affect our ability to pay our quarterly dividend at the planned level;

•	the effects of our leverage which may limit the funds available to make acquisitions and invest in our business, pay dividends and repurchase shares;

•
the risks of reduction in revenue from the elimination of existing and potential customers due to consolidation in or new laws or regulations affecting the banking, retail and financial services industries or due to financial failures or other setbacks suffered by firms in those industries;

•	changes in the growth rates of the markets for core processing, card issuer, and transaction processing services;

•	failures to adapt our services and products to changes in technology or in the marketplace;

•
internal or external security breaches of our systems, including those relating to the theft of personal information and computer viruses affecting our software or platforms, and the reactions of customers, card associations and others to any such events;

•	the reaction of our current and potential customers to the regulatory letter we received about information security and to any future communications about such topics from our regulators;

•	the failure to achieve some or all of the benefits that we expect from acquisitions;

•
our potential inability to find suitable acquisition candidates or finance such acquisitions, which depends upon the availability of adequate cash reserves from operations or of acceptable financing terms and the variability of our stock price, or difficulties in integrating past and future acquired technology or business' operations, services, clients and personnel;

•	competitive pressures on product pricing and services including the ability to attract new, or retain existing, customers;

•	an operational or natural disaster at one of our major operations centers;

•	completion of the sale of our healthcare business and reinvestment of the net proceeds;

•	and other risks detailed in “Risk Factors” and other sections of the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2011 and other filings with the SEC.

Other unknown or unpredictable factors also could have a material adverse effect on our business, financial condition, results of operations and prospects. Accordingly, readers should not place undue reliance on these forward-looking statements. These forward-looking statements are inherently subject to uncertainties, risks and changes in circumstances that are difficult to predict. Except as required by applicable law or regulation, we do not undertake (and expressly disclaim) any obligation and do not intend to publicly update or review any of these forward-looking statements, whether as a result of new information, future events or otherwise.

FIS-e

Media Contact:	Investor Contact:
Ellyn Raftery, 904.438.6083	Mary Waggoner, 904.438.6282
Chief Marketing Officer	Senior Vice President
FIS Global Marketing and Communications	FIS Investor Relations
ellyn.raftery@fisglobal.com	mary.waggoner@fisglobal.com

Fidelity National Information Services, Inc.
Earnings Release Supplemental Financial Information
July 17, 2012

Exhibit A	Consolidated Statements of Earnings - Unaudited for the three and six months ended June 30, 2012 and 2011

Exhibit B	Consolidated Balance Sheets - Unaudited as of June 30, 2012 and December 31, 2011

Exhibit C	Consolidated Statements of Cash Flows - Unaudited for the six months ended June 30, 2012 and 2011

Exhibit D	Supplemental Non-GAAP Financial Information - Unaudited for the three and six months ended June 30, 2012 and 2011

Exhibit E	Supplemental GAAP to Non-GAAP Reconciliation - Unaudited for the three and six months ended June 30, 2012 and 2011

FIDELITY NATIONAL INFORMATION SERVICES, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF EARNINGS - UNAUDITED
(In millions, except per share data)

			Exhibit A

	Three months ended June 30,		Six months ended June 30,
	2012	2011	2012	2011
Processing and services revenues	$1,457.2	$1,413.3	$2,870.6	$2,766.1
Cost of revenues	981.1	989.4	1,970.6	1,965.7
Gross profit	476.1	423.9	900.0	800.4
Selling, general and administrative expenses	193.4	169.3	394.8	336.1
Operating income	282.7	254.6	505.2	464.3
Other income (expense):
Interest expense, net	(56.6)	(65.8)	(116.0)	(133.8)
Other income (expense), net	(1.8)	(0.2)	(22.7)	3.1
Total other income (expense)	(58.4)	(66.0)	(138.7)	(130.7)
Earnings from continuing operations before income taxes	224.3	188.6	366.5	333.6
Provision for income taxes	65.3	60.2	113.0	110.9
Earnings from continuing operations, net of tax	159.0	128.4	253.5	222.7
Earnings (loss) from discontinued operations, net of tax	(5.2)	(3.1)	(9.6)	(3.8)
Net earnings	153.8	125.3	243.9	218.9
Net (earnings) loss attributable to noncontrolling interest	(3.2)	(1.8)	(6.2)	(2.6)
Net earnings attributable to FIS common stockholders	$150.6	$123.5	$237.7	$216.3
Net earnings per share-basic from continuing operations attributable to FIS common stockholders *	$0.53	$0.42	$0.85	$0.73
Net earnings (loss) per share-basic from discontinued operations attributable to FIS common stockholders*	(0.02)	(0.01)	(0.03)	(0.01)
Net earnings per share-basic attributable to FIS common stockholders *	$0.51	$0.41	$0.82	$0.71
Weighted average shares outstanding-basic	292.7	303.6	291.2	302.6
Net earnings per share-diluted from continuing operations attributable to FIS common stockholders *	$0.52	$0.41	$0.83	$0.71
Net earnings (loss) per share-diluted from discontinued operations attributable to FIS common stockholders *	(0.02)	(0.01)	(0.03)	(0.01)
Net earnings per share-diluted attributable to FIS common stockholders *	$0.50	$0.40	$0.80	$0.70
Weighted average shares outstanding-diluted	298.3	310.9	296.8	309.8
Amounts attributable to FIS common stockholders:
Earnings from continuing operations, net of tax	$155.8	$126.6	$247.3	$220.1
Earnings (loss) from discontinued operations, net of tax	(5.2)	(3.1)	(9.6)	(3.8)
Net earnings attributable to FIS common stockholders	$150.6	$123.5	$237.7	$216.3

* Amounts may not sum due to rounding.

FIDELITY NATIONAL INFORMATION SERVICES, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS — UNAUDITED
(In millions, except per share data)

		Exhibit B

	As of	As of
	June 30,	December 31,
	2012	2011
Assets
Current assets:
Cash and cash equivalents	$533.8	$415.5
Settlement deposits	19.5	43.9
Trade receivables, net	892.9	858.5
Settlement receivables	107.7	78.1
Other receivables	39.8	40.1
Due from related parties	59.4	56.9
Prepaid expenses and other current assets	135.6	117.1
Deferred income taxes	58.1	72.6
Assets held for sale	310.8	—
Total current assets	2,157.6	1,682.7
Property and equipment, net	421.8	414.5
Goodwill	8,368.8	8,542.8
Intangible assets, net	1,695.2	1,903.3
Computer software, net	859.1	881.5
Deferred contract costs	226.8	232.7
Other noncurrent assets	213.7	190.8
Total assets	$13,943.0	$13,848.3

Liabilities and Equity
Current liabilities:
Accounts payable and accrued liabilities	$554.6	$641.5
Due to Brazilian venture partner	18.7	36.5
Settlement payables	138.9	141.2
Current portion of long-term debt	127.9	259.2
Deferred revenues	272.2	276.5
Liabilities held for sale	9.0	—
Total current liabilities	1,121.3	1,354.9
Deferred revenues	46.1	55.9
Deferred income taxes	863.5	872.5
Long-term debt, excluding current portion	4,735.6	4,550.6
Due to Brazilian venture partner	39.5	50.6
Other long-term liabilities	331.9	312.6
Total liabilities	7,137.9	7,197.1
Equity:
FIS stockholders’ equity:
Preferred stock $0.01 par value	—	—
Common stock $0.01 par value	3.8	3.8
Additional paid in capital	7,205.6	7,224.7
Retained earnings	2,000.4	1,880.4
Accumulated other comprehensive earnings	20.1	36.3
Treasury stock	(2,567.8)	(2,642.2)
Total FIS stockholders’ equity	6,662.1	6,503.0
Noncontrolling interest	143.0	148.2
Total equity	6,805.1	6,651.2
Total liabilities and equity	$13,943.0	$13,848.3

FIDELITY NATIONAL INFORMATION SERVICES, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS — UNAUDITED
(In millions)

		Exhibit C

	Six months ended June 30,
	2012	2011
Cash flows from operating activities:
Net earnings	$243.9	$218.9
Adjustment to reconcile net earnings to net cash provided by operating activities:
Depreciation and amortization	317.2	310.0
Amortization of debt issue costs	24.6	7.1
Stock-based compensation	42.9	31.1
Deferred income taxes	5.8	1.9
Excess income tax benefit from exercise of stock options	(10.3)	(6.9)
Other operating activities, net	—	(4.5)
Net changes in assets and liabilities, net of effects from acquisitions:
Trade receivables	(55.6)	12.5
Settlement activity	(7.5)	68.6
Prepaid expenses and other assets	(16.7)	(18.3)
Deferred contract costs	(34.9)	(28.7)
Deferred revenue	(21.0)	(17.9)
Accounts payable, accrued liabilities and other liabilities	(25.7)	(50.3)
Net cash provided by operating activities	462.7	523.5

Cash flows from investing activities:
Additions to property and equipment	(66.6)	(50.3)
Additions to computer software	(89.1)	(89.3)
Net proceeds from sale of assets	—	5.9
Acquisitions, net of cash acquired	(41.7)	(12.7)
Net cash used in investing activities	(197.4)	(146.4)

Cash flows from financing activities:
Borrowings	7,483.3	5,160.9
Repayment of borrowings and capital lease obligations	(7,430.8)	(5,500.9)
Debt issuance costs	(47.5)	—
Excess income tax benefit from exercise of stock options	10.3	6.9
Proceeds from exercise of stock options, net of tax withholding	152.9	66.4
Treasury stock purchases	(186.0)	—
Dividends paid	(117.7)	(32.1)
Other financing activities, net	(4.7)	1.4
Net cash used in financing activities	(140.2)	(297.4)

Effect of foreign currency exchange rate changes on cash	(6.8)	9.6

Net increase (decrease) in cash and cash equivalents	118.3	89.3
Cash and cash equivalents, at beginning of period	415.5	338.0
Cash and cash equivalents, at end of period	$533.8	$427.3

FIDELITY NATIONAL INFORMATION SERVICES, INC.
SUPPLEMENTAL NON-GAAP FINANCIAL INFORMATION — UNAUDITED
(In millions)

					Exhibit D

	Three months ended June 30, 2012
	Financial Solutions	Payment Solutions	International Solutions	Corporate and Other	Consolidated
Processing and services revenue	$563.4	$606.1	$287.3	$0.4	$1,457.2
Operating income (loss)	$172.7	$227.6	$44.7	$(162.3)	$282.7
Purchase price amortization	—	—	—	59.7	59.7
Non-GAAP operating income (loss)	172.7	227.6	44.7	(102.6)	342.4

Depreciation and amortization from continuing operations	42.3	22.0	18.6	12.5	95.4
Adjusted EBITDA	$215.0	$249.6	$63.3	$(90.1)	$437.8

Non-GAAP operating margin	30.7%	37.6%	15.6%	N/M	23.5%

Adjusted EBITDA margin	38.2%	41.2%	22.0%	N/M	30.0%

	Three months ended June 30, 2011
	Financial Solutions	Payment Solutions	International Solutions	Corporate and Other	Consolidated
Processing and services revenue, as adjusted	$516.5	$603.6	$293.0	$0.2	$1,413.3
Operating income (loss)	$168.8	$208.6	$41.5	$(164.3)	$254.6
Purchase price amortization	—	—	0.1	60.2	60.3
Non-GAAP operating income (loss)	168.8	208.6	41.6	(104.1)	314.9
Depreciation and amortization from continuing operations	39.5	21.3	19.6	11.2	91.6
Adjusted EBITDA	$208.3	$229.9	$61.2	$(92.9)	$406.5

Non-GAAP operating margin	32.7%	34.6%	14.2%	N/M	22.3%

Adjusted EBITDA margin	40.3%	38.1%	20.9%	N/M	28.8%

Total revenue growth from prior year period
Three months ended June 30, 2012	9.1%	0.4%	(1.9)%	N/M	3.1%

FIDELITY NATIONAL INFORMATION SERVICES, INC.
SUPPLEMENTAL NON-GAAP FINANCIAL INFORMATION — UNAUDITED
(In millions)

				Exhibit D (continued)

	Six months ended June 30, 2012
	Financial Solutions	Payment Solutions	International Solutions	Corporate and Other	Consolidated
Processing and services revenue	$1,102.3	$1,203.2	$564.1	$1.0	$2,870.6
Operating income (loss)	$339.5	$443.8	$77.7	$(355.8)	$505.2
Stock and other compensation charges	—	—	—	18.5	18.5
Purchase price amortization	—	—	0.1	120.6	120.7
Non-GAAP operating income (loss)	339.5	443.8	77.8	(216.7)	644.4

Depreciation and amortization from continuing operations	83.4	43.7	36.9	24.3	188.3
Adjusted EBITDA	$422.9	$487.5	$114.7	$(192.4)	$832.7

Non-GAAP operating margin	30.8%	36.9%	13.8%	N/M	22.4%

Adjusted EBITDA margin	38.4%	40.5%	20.3%	N/M	29.0%

	Six months ended June 30, 2011
	Financial Solutions	Payment Solutions	International Solutions	Corporate and Other	Consolidated
Processing and services revenue, as adjusted	$1,020.2	$1,187.5	$561.1	$(2.7)	$2,766.1
Operating income (loss)	$325.0	$396.9	$72.0	$(329.6)	$464.3
Purchase price amortization	0.1	0.1	0.2	121.8	122.2
Non-GAAP operating income (loss)	325.1	397.0	72.2	(207.8)	586.5
Depreciation and amortization from continuing operations	78.3	43.1	37.9	21.0	180.3
Adjusted EBITDA	$403.4	$440.1	$110.1	$(186.8)	$766.8

Non-GAAP operating margin	31.9%	33.4%	12.9%	N/M	21.2%

Adjusted EBITDA margin	39.5%	37.1%	19.6%	N/M	27.7%

Total revenue growth from prior year period
Six months ended June 30, 2012	8.0%	1.3%	0.5%	N/M	3.8%

FIDELITY NATIONAL INFORMATION SERVICES, INC.
SUPPLEMENTAL NON-GAAP FINANCIAL INFORMATION — UNAUDITED
(In millions)

	Exhibit D (continued)

	Three months ended	Six months ended
	June 30, 2012	June 30, 2012
Cash flows from operating activities:
Net cash provided by operating activities	$258.8	$462.7
Capital expenditures	(90.6)	(155.7)

	168.2	307.0
Settlement activity	10.0	7.5
Free cash flow (1)	$178.2	$314.5

	Three months ended	Six months ended
	June 30, 2011	June 30, 2011
Cash flows from operating activities:
Net cash provided by operating activities	$263.3	$523.5
Capital expenditures	(68.0)	(139.6)

	195.3	383.9
Settlement activity	(10.3)	(68.6)
Free cash flow (1)	$185.0	$315.3

(1)	Free cash flow is defined as cash flow from operating activities less capital expenditures and excludes the net change in settlement assets and obligations.

FIDELITY NATIONAL INFORMATION SERVICES, INC.
SUPPLEMENTAL GAAP TO NON-GAAP RECONCILIATION — UNAUDITED
(In millions)

			Exhibit E

	Three months ended		Six months ended
	June 30,		June 30,
	2012	2011	2012	2011

Net earnings from continuing operations attributable to FIS	$155.8	$126.6	$247.3	$220.1
Plus provision for income taxes	65.3	60.2	113.0	110.9
Interest expense, net	56.6	65.8	116.0	133.8
Other, net	5.0	2.0	28.9	(0.5)

Operating income	282.7	254.6	505.2	464.3

Stock and other compensation charges	—	—	18.5	—
Purchase price amortization	59.7	60.3	120.7	122.2

Non-GAAP operating income	342.4	314.9	644.4	586.5

Depreciation and amortization from continuing operations	95.4	91.6	188.3	180.3
Adjusted EBITDA	$437.8	$406.5	$832.7	$766.8

FIDELITY NATIONAL INFORMATION SERVICES, INC.
SUPPLEMENTAL GAAP TO NON-GAAP RECONCILIATION — UNAUDITED
(In millions)

		Exhibit E (continued)

	Three months ended June 30, 2012
		Purchase
		Price
	GAAP	Amort. (3)	Non-GAAP
Processing and services revenue	$1,457.2	$—	$1,457.2
Cost of revenues	981.1	(59.7)	921.4
Gross profit	476.1	59.7	535.8
Selling, general and administrative	193.4	—	193.4
Operating income (loss)	282.7	59.7	342.4
Other income (expense):
Interest income (expense), net	(56.6)	—	(56.6)
Other income (expense), net	(1.8)	—	(1.8)
Total other income (expense)	(58.4)	—	(58.4)
Earnings (loss) from continuing operations before income taxes	224.3	59.7	284.0
Provision for income taxes	65.3	17.4	82.7
Earnings (loss) from continuing operations, net of tax	159.0	42.3	201.3
Earnings (loss) from discontinued operations, net of tax (4)	(5.2)	1.4	(3.8)
Net earnings (loss)	153.8	43.7	197.5
Net (earnings) loss attributable to noncontrolling interest	(3.2)	—	(3.2)
Net earnings (loss) attributable to FIS common stockholders	$150.6	$43.7	$194.3

Amounts attributable to FIS common stockholders
Earnings (loss) from continuing operations, net of tax	$155.8	$42.3	$198.1
Earnings (loss) from discontinued operations, net of tax (4)	(5.2)	1.4	(3.8)
Net earnings (loss) attributable to FIS common stockholders	$150.6	$43.7	$194.3

Net earnings (loss) per share — diluted from continuing operations attributable to FIS common stockholders*	$0.52	$0.14	$0.66
Weighted average shares outstanding — diluted	298.3	298.3	298.3

Effective tax rate	29%		29%

Supplemental information:
Depreciation and amortization	$155.1	(59.7)	$95.4
Stock compensation expense, excluding acceleration charges			$16.6
Stock acceleration charges			—
Total stock compensation expense			$16.6

* Amounts may not sum due to rounding.
See accompanying notes.

FIDELITY NATIONAL INFORMATION SERVICES, INC.
SUPPLEMENTAL GAAP TO NON-GAAP RECONCILIATION — UNAUDITED
(In millions)

					Exhibit E (continued)

	Six months ended June 30, 2012
		Stock and Other	Long-term		Purchase
		Compensation	Debt		Price
	GAAP	Charges (1)	Refinance (2)	Subtotal	Amort. (3)	Non-GAAP
Processing and services revenue	$2,870.6	$—	$—	$2,870.6	$—	$2,870.6
Cost of revenues	1,970.6	—	—	1,970.6	(120.7)	1,849.9
Gross profit	900.0	—	—	900.0	120.7	1,020.7
Selling, general and administrative	394.8	(18.5)	—	376.3	—	376.3
Operating income (loss)	505.2	18.5	—	523.7	120.7	644.4
Other income (expense):
Interest income (expense), net	(116.0)	—	—	(116.0)	—	(116.0)
Other income (expense), net	(22.7)	—	18.4	(4.3)	—	(4.3)
Total other income (expense)	(138.7)	—	18.4	(120.3)	—	(120.3)
Earnings (loss) from continuing operations before income taxes	366.5	18.5	18.4	403.4	120.7	524.1
Provision for income taxes	113.0	6.2	6.2	125.4	37.8	163.2
Earnings (loss) from continuing operations, net of tax	253.5	12.3	12.2	278.0	82.9	360.9
Earnings (loss) from discontinued operations, net of tax (4)	(9.6)	—	—	(9.6)	2.7	(6.9)
Net earnings (loss)	243.9	12.3	12.2	268.4	85.6	354.0
Net (earnings) loss attributable to noncontrolling interest	(6.2)	—	—	(6.2)	—	(6.2)
Net earnings (loss) attributable to FIS common stockholders	$237.7	$12.3	$12.2	$262.2	$85.6	$347.8

Amounts attributable to FIS common stockholders
Earnings (loss) from continuing operations, net of tax	$247.3	$12.3	$12.2	$271.8	$82.9	$354.7
Earnings (loss) from discontinued operations, net of tax (4)	(9.6)	—	—	(9.6)	2.7	(6.9)
Net earnings (loss) attributable to FIS common stockholders	$237.7	$12.3	$12.2	$262.2	$85.6	$347.8

Net earnings (loss) per share — diluted from continuing operations attributable to FIS common stockholders*	$0.83	$0.04	$0.04	$0.92	$0.28	$1.20
Weighted average shares outstanding — diluted	296.8	296.8	296.8	296.8	296.8	296.8

Effective tax rate	31%					31%

Supplemental information:
Depreciation and amortization				$309.0	(120.7)	$188.3
Stock compensation expense, excluding acceleration charges						$34.6
Stock acceleration charges						8.3
Total stock compensation expense						$42.9

* Amounts may not sum due to rounding.
See accompanying notes.

FIDELITY NATIONAL INFORMATION SERVICES, INC.
SUPPLEMENTAL GAAP TO NON-GAAP RECONCILIATION — UNAUDITED
(In millions)

	Three months ended June 30, 2011

		Purchase
		Price
	GAAP	Amort. (3)	Non-GAAP
Processing and services revenue	$1,413.3	$—	$1,413.3
Cost of revenues	989.4	(60.3)	929.1
Gross profit	423.9	60.3	484.2
Selling, general and administrative	169.3	—	169.3
Operating income	254.6	60.3	314.9
Other income (expense):
Interest income (expense), net	(65.8)	—	(65.8)
Other income (expense), net	(0.2)	—	(0.2)
Total other income (expense)	(66.0)	—	(66.0)
Earnings (loss) from continuing operations before income taxes	188.6	60.3	248.9
Provision for income taxes	60.2	19.2	79.4
Earnings (loss) from continuing operations, net of tax	128.4	41.1	169.5
Earnings (loss) from discontinued operations, net of tax (4)	(3.1)	1.3	(1.8)
Net earnings (loss)	125.3	42.4	167.7
Net (earnings) loss attributable to noncontrolling interest	(1.8)	—	(1.8)
Net earnings (loss) attributable to FIS common stockholders	$123.5	$42.4	$165.9

Amounts attributable to FIS common stockholders
Earnings (loss) from continuing operations, net of tax	$126.6	$41.1	$167.7
Earnings (loss) from discontinued operations, net of tax (4)	(3.1)	1.3	(1.8)
Net earnings (loss) attributable to FIS common stockholders	$123.5	$42.4	$165.9

Net earnings (loss) per share — diluted from continuing operations attributable to FIS common stockholders*	$0.41	$0.13	$0.54
Weighted average shares outstanding — diluted	310.9	310.9	310.9

Effective tax rate	32%		32%

Supplemental information:
Depreciation and amortization	$151.9	(60.3)	$91.6

Stock compensation expense, excluding acceleration charges			$15.7
Stock acceleration charges			—
Total stock compensation expense			$15.7

* Amounts may not sum due to rounding.
See accompanying notes.

FIDELITY NATIONAL INFORMATION SERVICES, INC.
SUPPLEMENTAL GAAP TO NON-GAAP RECONCILIATION — UNAUDITED
(In millions)

	Six months ended June 30, 2011

		Purchase
		Price
	GAAP	Amort. (3)	Non-GAAP
Processing and services revenue	$2,766.1	$—	$2,766.1
Cost of revenues	1,965.7	(122.2)	1,843.5
Gross profit	800.4	122.2	922.6
Selling, general and administrative	336.1	—	336.1
Operating income	464.3	122.2	586.5
Other income (expense):
Interest income (expense), net	(133.8)	—	(133.8)
Other income (expense), net	3.1	—	3.1
Total other income (expense)	(130.7)	—	(130.7)
Earnings (loss) from continuing operations before income taxes	333.6	122.2	455.8
Provision for income taxes	110.9	40.9	151.8
Earnings (loss) from continuing operations, net of tax	222.7	81.3	304.0
Earnings (loss) from discontinued operations, net of tax (4)	(3.8)	2.7	(1.1)
Net earnings (loss)	218.9	84.0	302.9
Net (earnings) loss attributable to noncontrolling interest	(2.6)	—	(2.6)
Net earnings (loss) attributable to FIS common stockholders	$216.3	$84.0	$300.3

Amounts attributable to FIS common stockholders
Earnings (loss) from continuing operations, net of tax	$220.1	$81.3	$301.4
Earnings (loss) from discontinued operations, net of tax (4)	(3.8)	2.7	(1.1)
Net earnings (loss) attributable to FIS common stockholders	$216.3	$84.0	$300.3

Net earnings (loss) per share — diluted from continuing operations attributable to FIS common stockholders*	$0.71	$0.26	$0.97
Weighted average shares outstanding — diluted	309.8	309.8	309.8

Effective tax rate	33%		33%

Supplemental information:
Depreciation and amortization	$302.5	(122.2)	$180.3

Stock compensation expense, excluding acceleration charges			$31.1
Stock acceleration charges			—
Total stock compensation expense			$31.1

* Amounts may not sum due to rounding.
See accompanying notes.

FIDELITY NATIONAL INFORMATION SERVICES, INC.
SUPPLEMENTAL GAAP TO NON-GAAP RECONCILIATION — UNAUDITED
(In millions)

Notes to Unaudited - Supplemental GAAP to Non-GAAP Reconciliation for the three and six months ended June 30, 2012 and 2011.

The adjustments are as follows:

(1)
Charges for accelerated vesting of certain stock option and restricted stock grants as of March 30, 2012 pursuant to the changes in roles of William P. Foley II, Vice Chairman, and Brent B. Bickett, Executive Vice President of Corporate Finance, and for a non-compete and change in role cash payment to Mr. Foley.

(2)
This column represents the write-off of certain previously capitalized debt issuance costs and transaction expenses incurred as a result of the early pay down of certain debt and the refinancing of our credit facility in the first quarter of 2012.

(3)	This column represents purchase price amortization expense on intangible assets acquired through various Company acquisitions.

(4)
During the 2012 and 2011 periods, certain operations are classified as discontinued. Reporting for discontinued operations classifies revenues and expenses as one line item net of tax in the consolidated statements of earnings. During the second quarter of 2012 we entered into a definitive agreement to sell our Healthcare Benefit Solutions Business and accordingly have classified its results as discontinued operations. During the third quarter 2010, we determined that Fidelity National Participacoes Ltda. ("Participacoes"), our item processing and remittance services business in Brazil, should be treated as a discontinued operation.

	Three Months Ended June 30,		Six Months Ended June 30,
	2012	2011	2012	2011
Healthcare Benefit Solutions Business operations	$4.1	$2.7	$8.4	$5.3
Participacoes operations	(9.3)	(5.8)	(18.0)	(9.1)
Total discontinued operations	$(5.2)	$(3.1)	$(9.6)	$(3.8)